As filed with the Securities and Exchange Commission on September 21, 2000

                                                      Registration No. 333-_____

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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                   FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            LARK TECHNOLOGIES, INC.
            (Exact name of registrant as specified in its charter)

               DELAWARE                                    73-1461841
    (State or other jurisdiction of                     (I.R.S. Employer
    incorporation or organization)                     Identification No.)

9441 W. SAM HOUSTON PARKWAY SOUTH, SUITE 103, HOUSTON, TEXAS  77099
(Address of Principal Executive Offices)                   (Zip Code)

                LARK TECHNOLOGIES, INC. 2000 STOCK OPTION PLAN
                           (Full title of the plan)

                             MR. DOUGLAS B. WHEELER
                                    PRESIDENT
                             LARK TECHNOLOGIES, INC.
                  9441 W. SAM HOUSTON PARKWAY SOUTH, SUITE 103
                              HOUSTON, TEXAS 77099
                    (Name and address of agent for service)

                                 (713) 779-3663
          (Telephone number, including area code, of agent for service)

                                   COPY TO:
                       BOYER, EWING & HARRIS INCORPORATED
                         NINE GREENWAY PLAZA, SUITE 3100
                              HOUSTON, TEXAS 77046
                              ATTN: RITA J. LEADER

                         Calculation of Registration Fee

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                                    Proposed
                                    maximum        Proposed
    Title of                        offering        maximum       Amount of
   securities     Amount to be     price per       aggregate     registration
to be registered   registered        unit*      offering price*      fee*
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Common Stock,
$.001 par value  1,000,000 shares    $2.625       $2,625,000        $525.00
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   * Estimated, pursuant to Rule 457(h), solely for the purpose of calculating the registration fee, based upon the average of the bid and ask price as reported on the NASD's "Bulletin Board" as of September 13, 2000 which was $2.625 per share.

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
                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.     INCORPORATION OF DOCUMENTS BY REFERENCE.

      This registration statement incorporates herein by reference the following documents which have been filed with the Securities and Exchange Commission (or are being filed concurrently herewith) by Lark Technologies, Inc., a Delaware corporation (the "Company"):

      (a) The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1999.

      (b) The Company's Quarterly Report on Form 10-QSB for the period ended March 31, 2000.

      (c) The Company's Quarterly Report on Form 10-QSB for the period ended June 30, 2000.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents.

ITEM 4.     DESCRIPTION OF SECURITIES.

      At September 20, 2000, the authorized capital stock of the Company consisted of 8,000,000 shares of Common Stock of which 3,455,279 were issued and outstanding. Of the Common Stock, 1,000,000 shares are reserved for issuance upon the exercise of options.

      Each share of Common Stock entitles the holder to an equal and ratable right to receive dividends paid from the Company's assets legally available therefor when, as and if declared by the Board of Directors. In the event of dissolution, liquidation or winding up of the Company, the holders of Common Stock are entitled to share equally or ratably in the assets available for distribution after payments are made to the Company's creditors. The holders of Common Stock have no preemptive rights or other rights to subscribe for securities of the Company. Each share of Common Stock entitles the holder thereof to one vote in elections for directors and all other matters submitted to a vote of shareholders. The holders of Common Stock have no right to cumulate their votes in the election of directors.

ITEM 5.     INTERESTS OF NAMED EXPERTS AND COUNSEL.

      Not Applicable.

ITEM 6.     INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      The Company is required to indemnify each present and future member of the Board of Directors against, and each member of the Board of Directors shall be entitled without further act on the member's part to indemnity from the Company for, all expenses (including the amount of judgments and the amount of approved settlements made with a view to the curtailment of costs of litigation, other than amounts paid to the Company itself) reasonably incurred by him in connection with or arising out of any action, suit or proceeding in which he may be involved by reason of his being or having been a member of the Board of Directors, whether or not he continues to be such member of the Board of Directors at the time of incurring such expenses; provided, however, that such indemnity shall not include any expenses incurred by any such member of the Board of Directors (i) in respect of matters as to which he shall be finally adjudged in any such action, suit or proceeding to have been guilty of gross negligence or willful misconduct in the performance of his duty as such member of the Board of Directors; or (ii) in respect of any matter in which any settlement is effected, to an amount in excess of the amount approved by the Company on the advice of its legal counsel; and provided further, that no right of indemnification under the provisions set forth herein shall be available to or enforceable by any such member of the Board of Directors unless, within sixty
(60) days after institution of any such action, suit or proceeding, the Director shall have offered the Company, in writing, the opportunity to handle and defend same at its own expense. The foregoing right of indemnification shall inure to the benefit of the heirs, executors or administrators of each such member of the Board of Directors and shall be in addition to all other rights to which such member of the Board of Directors may be entitled as a matter of law, contract, or otherwise.

      The Company's Certificate of Incorporation and Bylaws incorporate substantially the provisions of the Delaware General Corporation Law providing for indemnification of directors and officers of the Company against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact that such person is or was an officer or director of the Company or is or was serving at the request of the Company as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise.

      In the case of a derivative suit, an officer, employee or agent of the Company shall be indemnified by the Company for reasonable expenses, including attorneys' fees, if such person has acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company, except that no indemnification shall be made in the case of a derivative suit in respect of any claim as to which an officer, employee or agent has been adjudged to be liable to the Company unless that person is fairly and reasonably entitled to indemnity for proper expenses. Expenses incurred in defending a civil or criminal action, suit or proceeding shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Company.

      The Company has purchased liability insurance policies covering its directors and officers to provide protection where the Company cannot legally indemnify a director or officer based on an alleged breach of fiduciary duty or other wrongful act.

      As permitted by Section 102 of the Delaware General Corporation Law (the "DGCL"), the Company's Certificate of Incorporation, as amended, contains provisions eliminating a director's personal liability for monetary damages to the Company and its stockholders arising from a breach of a director's fiduciary duty except for liability (a) for any breach of the director's duty of loyalty to the Company or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under
Section 174 of the DGCL, or (d) for any transaction from which the director derived an improper personal benefit.

ITEM 7.     EXEMPTION FROM REGISTRATION CLAIMED.

      Not Applicable.

ITEM 8.     EXHIBITS.

            EXHIBIT NUMBER                                                                     PAGE
            AND DESCRIPTION                                                                   NUMBER
            ---------------                                                                   ------
      (4)   Instruments defining the rights of security holders, including indentures

            4.1   Lark Technologies, Inc. 2000 Stock Option Plan.                               8

            4.2 Lark Sequencing Technologies, Inc. 1990 Stock Option Plan sponsored by Lark Technologies, Inc. Incorporated by reference from the Company's Registration Statement on Form S-4 dated
                  August 14, 1995, Commission File No. 33-90424. (Exhibit 10.1 to such Registration Statement on Form S-4).

      (5)   Opinion re legality

            5.1   Opinion of Boyer, Ewing & Harris Incorporated.                               22

      (15)  Letter re unaudited interim financial information*


      (23)  Consents of experts and counsel

            23.1  Consent of Ernst & Young LLP.                                                24
            23.2  Consent of Boyer, Ewing & Harris Incorporated (included in Exhibit 5.1).

      (24)  Power of attorney (included on page 7 of the Registration Statement)

      (99)  Additional exhibits*

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* Not Applicable

ITEM 9.     UNDERTAKINGS.

      The undersigned registrant hereby undertakes:

      (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

      (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

      (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on September 21, 2000.

                                          Lark Technologies, Inc.


                                          By: /s/ DOUGLAS B. WHEELER
                                                  Douglas B. Wheeler, President

                               POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David A. Lawson and Douglas B. Wheeler, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for his in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits hereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


     SIGNATURE                          TITLE                      DATE
     ---------                          -----                      ----

/s/ GEORGE M. BRITTON          Director and Co-Chairman      September 21, 2000
    George M. Britton          of the Board


/s/ DAVID A. LAWSON            Director and Co-Chairman      September 21, 2000
    David A. Lawson            of the Board


/s/ DOUGLAS B. WHEELER         Director, President           September 21, 2000
    Douglas B. Wheeler         (Principal Executive
                               Officer) and Chief
                               Financial Officer
                               (Principal Financial and
                               Accounting Officer)